As filed with the Securities and Exchange Commission on June 15, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAFARGE S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

61, rue des Belles Feuilles

75116 Paris

France

+33 1 44 34 11 11

(Address and telephone number of Registrant’s principal executive offices)

Lafarge 2007 Performance Share Plan

(Full title of plan)

CT Corporation System	with copies to:
111 Eighth Avenue	Michel Bisiaux
New York, New York 10011	General Counsel
212-894-8940	Lafarge, S.A.
(Name, address and telephone number	61, rue des Belles Feuilles
of agent for service)	75116 Paris, France
+33 1 44 34 11 11

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Ordinary Shares, par value 4 Euros per share, of Lafarge S.A.	22,335	(1)	$168.43	(2)	$3,761,884.05	(2)	$115.49

(1)	The provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this registration statement and the number of shares registered on this registration statement shall increase or decrease as a result of stock splits, stock dividends and similar transactions.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee of securities awarded under the Lafarge 2007 Performance Share Plan, based on the average of the high and low sales price of an ordinary share on the Euronext Paris First Market on June 11, 2007 of $168.43 (Euro 126.08), which has been computed using the dollar/euro Federal Reserve Bank of New York Noon Buying Rate of U.S. $1.3359 per Euro 1.00 on June 11, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Lafarge 2007 Performance Share Plan as specified under Rule 428(b)(i) under the Securities Act. Such documents are not required to be, and are not being, filed by Lafarge SA (“Lafarge” or “Registrant”) with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by Lafarge with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a) The annual report on Form 20-F of Lafarge for the fiscal year ended December 31, 2006.

(b) All reports filed by Lafarge pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2006, the end of the fiscal year covered by Lafarge’s Form 20-F referred to in (a).

(c) The description of Lafarge’s ordinary shares, par value Euro 4 each, contained in Item 8 of Lafarge’s Form 20-F referred to in (a).

In addition, all documents filed by Lafarge with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Mr. Michel Bisiaux is opining on the legality of the shares being registered (see Exhibit 5 hereto). Mr. Michel Bisiaux serves as Senior Vice-President, Legal Affairs and Corporate Secretary of Lafarge S.A. and may receive awards granted pursuant to the Lafarge 2007 Employee Performance Share Plan.

Item 6. Indemnification of Directors and Officers.

The French Commercial Code prohibits provisions of statuts that limit the liability of directors. The French Commercial Code also prohibits a company from indemnifying its directors against liability. However, if a director is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys’ fees and costs, the company may reimburse those fees and costs pursuant to an indemnification arrangement with the director.

Lafarge maintains liability insurance for its directors and officers, including insurance against liabilities under the U.S. Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.3	Statuts of Lafarge (incorporated by reference to Exhibit 1 filed in Lafarge S.A.’s annual report on Form 20-F for the fiscal year ended December 31, 2006).

5	Opinion of Legal Counsel of Lafarge S.A.

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of Deloitte & Associés with respect to the consolidated financial statements of Lafarge SA included in its annual report on form 20-F for the years ended December 31, 2006, 2005 and 2004.

23.3	Consent of Ernst & Young LLP with respect to the consolidated financial statements of Lafarge North America for the years ended December 31, 2005 and 2004.

23.4	Consent of Ernst & Young Audit with respect to the consolidated financial statements of Lafarge SA included in its annual report on form 20-F for the year ended December 31, 2006.

99.1	Lafarge S.A. Employee Performance Share Plan Rules

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section

15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Lafarge, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on this 15th day of June, 2007.

/s/ Bruno Lafont
Name:	Bruno Lafont
Title:	Chairman and Chief Executive Officer

We, the undersigned officers and directors of Lafarge S.A., hereby severally constitute and appoint Mr. Peter L. Keeley as attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Bruno Lafont
Bruno Lafont	Chairman and Group Chief Executive Officer	June 15, 2007

/s/ Michel Rose
Michel Rose	Group Chief Operating Officer	June 15, 2007

/s/ Jean-Jacques Gauthier
Jean-Jacques Gauthier	Group Chief Financial Officer	June 15, 2007

/s/ Bertrand Collomb
Bertrand Collomb	Director	June 15, 2007

/s/ Jacques Lefèvre
Jacques Lefèvre	Director	June 15, 2007

/s/ Jean-Pierre Boisivon
Jean-Pierre Boisivon	Director	June 15, 2007

/s/ Philippe Charrier
Philippe Charrier	Director	June 15, 2007

/s/ Oscar Fanjul
Oscar Fanjul	Director	June 15, 2007

/s/ Philippe Dauman
Philippe Dauman	Director	June 15, 2007

/s/ Alain Joly
Alain Joly	Director	June 15, 2007

/s/ Pierre de Lafarge
Pierre de Lafarge	Director	June 15, 2007

/s/ Hélène Ploix
Hélène Ploix	Director	June 15, 2007

/s/ Marc Soule
Marc Soule	Chief Accounting Officer	June 15, 2007

/s/ Peter Kelley
Peter L. Kelley	Authorized Representative in the United States	June 15, 2007